Exhibit 10.16

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) made and entered into as of September 5, 2002, is by and among CABELA’S INCORPORATED, a Nebraska corporation (“Cabela’s”), CABELA’S RETAIL, INC., a Nebraska corporation, VAN DYKE SUPPLY COMPANY, INC., a South Dakota corporation, CABELA’S VENTURES, INC., a Nebraska corporation, CABELA’S OUTDOOR ADVENTURES, INC., a Nebraska corporation, CABELA’S CATALOG, INC., a Nebraska corporation, CABELA’S WHOLESALE, INC., a Nebraska corporation, CABELA’S PROMOTIONS, INC., a Nebraska corporation, CABELAS.COM, INC., a Nebraska corporation (collectively, the “Existing Borrowers”), WILD WINGS, LLC, a Minnesota limited liability company (“Wild Wings”), CABELA’S LODGING, LLC, a Nebraska limited liability company (“Lodging”), and HERTER’S, LLC, a Nebraska limited liability company (“Herter’s”), the banks which are signatories hereto (individually, a “Bank” and, collectively, the “Banks”), LASALLE BANK NATIONAL ASSOCIATION, a national banking association, one of the Banks, WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank), a national banking association, one of the Banks, COMERICA BANK, one of the Banks, WELLS FARGO BANK NEBRASKA, N.A., a national banking association, one of the Banks, and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“USBNA”), one of the Banks, as agent for the Banks (in such capacity, the “Agent”).

RECITALS

A. The Existing Borrowers, the Banks and the Agent entered into a Credit Agreement dated as of October 9, 2001 (as the same may be from time to time amended, restated or otherwise modified, the “Credit Agreement”).

B. Each of Wild Wings, Lodging and Herter’s has agreed to become a Borrower under the Credit Agreement and has agreed to become jointly and severally liable for all of the Borrowers’ obligations thereunder.

C. The Borrowers have requested the Banks and the Agent to amend certain provisions contained in the Credit Agreement, and the Banks and the Agent have agreed to do so, subject to the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

Section 2. Amendments. The Credit Agreement is amended as follows:

2.1 Definitions. Section 1.1 of the Credit Agreement is hereby by amended as follows:

2.1.1 The definition of “Borrowers” is hereby amended to include Wild Wings, LLC, a Minnesota limited liability company, Cabela’s Lodging, LLC, a Nebraska limited liability company, and Herter’s, LLC, a Nebraska limited liability company.

2.1.2 The definitions of “Change of Control,” “Current Assets,” “Current Liabilities,” “Fixed Charge Coverage Ratio,” “Interest Expense,” “Net Cash Proceeds,” and “WFB” are each hereby amended in their entirety to read as follows:

“Change of Control”: The occurrence, after the Closing Date, of any of the following circumstances: (a) except as permitted under Section 6.2, Cabela’s shall cease to own, directly or indirectly, 100% of the shares of each class of the voting stock or other equity interest of each other Borrower; or (b) Richard N. Cabela and James W. Cabela shall cease to own at least fifty and one tenth percent (50.1%) of the ownership interests in Cabela’s.

“Current Assets”: As of any date, the current assets of the Borrowers and the Subsidiaries except WFB, determined on a consolidated basis, and on a first in, first out basis, in accordance with GAAP.

“Current Liabilities”: As of any date, the current liabilities of the Borrowers and the Subsidiaries except WFB, determined on a consolidated basis in accordance with GAAP.

“Fixed Charge Coverage Ratio”: For any period of determination ending on a Measurement Date, the ratio of

(a)	EBITDAR minus the sum of (i) any cash dividends, (ii) Capital Expenditures other than Capital Expenditures for real estate, and (iii) tax expenses of the Borrowers and the Subsidiaries paid in cash, in each case for the twelve month period ending on such Measurement Date, to

(b)

the sum of (i) Interest Expense, (ii) all required principal payments with respect to Coverage Indebtedness of the Borrowers and the Subsidiaries except WFB (including but not limited to all payments with respect to Capitalized Lease Obligations but excluding payments in respect of Revolving Loans), and (iii) Operating Lease Obligations of the Borrowers and the Subsidiaries except WFB, in each case for the twelve month period ending on such Measurement Date,

in each case determined for said period in accordance with GAAP.

“Interest Expense”: For any period of determination, the aggregate amount, without duplication, of interest paid, accrued or scheduled to be paid in respect of any Indebtedness of the Borrowers or any Subsidiary except WFB, including (a) all but the principal component of payments in respect of conditional sale contracts, Capitalized Leases and other title retention agreements, (b) commissions, discounts and other fees and charges with respect to letters of credit and bankers’ acceptance financings and (c) net costs under interest rate protection agreements, in each case determined in accordance with GAAP.

“Net Cash Proceeds”: The gross cash proceeds received by any Borrower or any Subsidiary except WFB with respect to (a) any offering of capital stock or issuance of Indebtedness by the Borrower or Subsidiary or (b) any sale or other disposition by such Borrower or such Subsidiary of Investments, less all legal, underwriting and other fees and expenses incurred by such Borrower or such Subsidiary in connection therewith.

“WFB”: World’s Foremost Bank, N.A., a national banking association, and a Subsidiary of Cabela’s.

2.1.3 The definitions of “Non WFB Revolving Outstandings,” “Known Commitment Amount,” “Total Non WFB Revolving Outstandings,” “WFB Commitment Amount,” and “WFB Revolving Outstandings” are hereby deleted.

2.2 Revolving Credit. Section 2.1 (a) of the Credit Agreement is hereby amended by deleting the phrase “(i) subject to Section 2.20, the Total Non WFB Revolving Outstandings to exceed the Non WFB Commitment Amount, or (ii)” as it appears therein.

2.3 Revolving Loan Procedures. Section 2.2(a) of the Credit Agreement is hereby amended by deleting the phrase “, and (v) subject to Section 2.19, whether the proceeds of such Revolving Loans will be Non WFB Revolving Outstandings or WFB Revolving Outstandings” as it appears in the second sentence thereof, and adding the word “and”. before clause (iv) of such sentence.

2.4 Paydown Provision. Section 2.7(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

(b) Pay Down of Revolving Loans. In addition to all other payments upon the Revolving Loans required by this Agreement, the Borrowers shall cause the aggregate unpaid principal balance of Revolving Outstandings to be reduced to zero for a period of not less than thirty (30) consecutive days during each twelve month period beginning on October 1 of each year commencing with the period from October 1, 2001 to October 1, 2002.

2.5 Use of Loan Procedures. Section 2.19 of the Credit Agreement is hereby amended in its entirety to read as follows:

Section 2.19 Use of Loan Proceeds. The proceeds of the Revolving Loans shall be used for the Borrowers’ general business purposes, including working capital support, in a manner not in conflict with any of the Borrowers’ covenants in this Agreement, and to refinance Swing Line Loans as provided in subsection 2.3(c).

2.6 Financial Statements and Reports. Section 5.1(a) of the Credit Agreement is hereby amended by replacing the words “Grant Thornton” contained therein with the words “Deloitte and Touche”.

2.7 Merger. Section 6.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

Section 6.1 Merger. No Borrower will merge or consolidate or enter into any analogous reorganization or transaction with any Person or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) nor permit any Subsidiary, except as permitted under Section 6.2, to do any of the foregoing, except that (i) any wholly owned Subsidiary may merge or consolidate with any Borrower provided that such Borrower is the surviving entity of any such merger or consolidation, (ii) any wholly-owned Subsidiary may merge or consolidate with any other wholly owned Subsidiary, (iii) any Borrower may merge or consolidate with any other Borrower, of (iv) any Subsidiary that is not a Borrower may merge or consolidate with any Person provided that such Subsidiary is the surviving entity of any such merger or consolidation and immediately after giving effect to any such merger or consolidation no Default or Event of Default shall have occurred and be continuing.

2.8 Disposition of Assets. Section 6.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

Section 6.2 Disposition of Assets. No Borrower will, nor will permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

(a) dispositions of inventory, or used, worn out or surplus equipment, all in the ordinary course of business;

(b) sales of unimproved parcels of real estate that are not required or anticipated to be required for any Borrower’s or any Subsidiary’s business purposes;

(c) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are applied with reasonable promptness to the purchase price of such replacement equipment;

(d) sales or transfers by a wholly owned Subsidiary of any Borrower to a Borrower or another wholly owned Subsidiary of a Borrower;

(e) other dispositions of property during the term of this Agreement whose net book value in the aggregate does not exceed 10% of the Borrowers’ total assets as shown on its balance sheet for fiscal year 2001;

(f) commercially reasonable securitizations of the assets of WFB;

(g) the sale or other disposition of (i) Investments that do not constitute Investments in any Borrower or any Subsidiary, and (ii) TIF Notes;

(h) the sale, merger, consolidation of WFB or all or substantially all of its assets, provided that (i) the Borrower’s Agent provides written notice to the Agent not less than ten (10) days prior to the closing of any such transaction, and (ii) at the time of and after giving effect to such transaction the Borrowers shall be in compliance with all of their obligations under the Loan Documents and no Default or Event of Default shall have occurred and be continuing; or

(i) the sale, merger or consolidation of (A) any Subsidiary that is not a Borrower other than WFB or (B) all or substantially all of the assets of any such Subsidiary, in each case provided that (x) the Borrower’s Agent provides to the Agent written notice not less than ten (10) days prior to the closing of any such transaction, (y) the sum of the book value of the assets transferred in any such transactions in any consecutive 365 day period shall not exceed 25% of the consolidated total assets of the Borrowers and the Subsidiaries as of the end of the most recently ended calendar month preceding any such transaction, and (z) at the time of, and after giving effect to, such transaction the Borrowers shall be in compliance with all of its obligations under the Loan Documents and no Default or Event of Default shall have occurred and be continuing.

2.9 Subsidiaries. Section 6.5 of the Credit Agreement is hereby amended in its entirety to read as follows:

Section 6.5 Subsidiaries. Except as permitted in Sections 6.1 and 6.2, no Borrower will, nor will permit any Subsidiary to, do any of the following: (a) form or enter into any partnership or joint venture where such Borrower or such

Subsidiary shall have unlimited liability for the liabilities of the partnership or joint venture; (b) take any action, or permit any Subsidiary to take any action, which would result in a decrease in any Borrower’s or any Subsidiary’s ownership interest in any Subsidiary; or (c) form or acquire any Person that would thereby become a Subsidiary unless, immediately upon the closing of such formation or acquisition, such Person shall enter into documents requested by the Agent to provide that such Person shall be obligated to repay the Loans and other amounts payable under the Loan Documents and otherwise be bound by the terms and conditions of the Loan Documents.

2.10 Investments. Section 6.11 of the Credit Agreement is hereby amended in its entirety to read as follows:

Section 6.11 Investments. No Borrower will, nor will permit any Subsidiary to, acquire for value, make, have or hold any Investments, except:

(a) Investments existing on the date of this Agreement and described in Schedule 6.11.

(b) Travel advances to management personnel and employees in the ordinary course of business not to exceed $1,000,000 in the aggregate from the Closing Date through the Termination Date.

(c) Investments in readily marketable direct obligations issued or guaranteed by the United States or any agency thereof and supported by the full faith and credit of the United States.

(d) Certificates of deposit or bankers’ acceptances maturing no more than one hundred twenty (120) days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of “A” or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank.

(e) Time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder.

(f) Commercial paper maturing no more than one hundred twenty (120) days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor’s Rating Services, a division of The McGraw Hill Companies, Inc., or Moody’s Investors Services, Inc.

(g) Repurchase agreements relating to securities issued or guaranteed as to principal and interest by the United States of America with a term of not more than seven (7) days; provided all such agreements shall require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System.

(h) Other readily marketable Investments in debt securities which are reasonably acceptable to the Majority Banks.

(i) Loans made from time to time from one Borrower to another.

(j) Loans or deposits by any Borrower or any Subsidiary to or in WFB, provided that such loans or deposits do not exceed $20,000,000 in the aggregate at any time that there are Revolving Outstandings.

(k) Contributions of capital by any Borrower or any Subsidiary to WFB provided such contributions do not exceed $15,000,000 in any fiscal year or $40,000,000 in the aggregate from the Closing Date through the Termination Date.

(l) Investments in tax increment financing notes, sales tax bonds, or similar bond instruments where the proceeds of those instruments are used for the sole purpose of (i) construction of or furnishings for a new store owned by any Borrower or any Subsidiary, (ii) public infrastructure construction or improvements required in respect of such new store construction, (iii) other improvements in a common development of which such new store is part, or (iv) legal, underwriting and other fees and expenses incurred by any Borrower or any Subsidiary in connection with such instruments.

(m) Credit card loans by WFB to the extent and in the amount permitted by WFB’s Articles of Association dated as of November 30, 2000.

(n) Investments in businesses located in common developments of which a new store owned by any Borrower or any Subsidiary is part provided such Investments are in the form of contributions by such Borrower or such Subsidiary of unimproved parcels of real estate that are part of such common development but that are not required or anticipated to be required for such new store.

(o) Investments not to exceed the aggregate sum of the Net Cash Proceeds from the sale or other disposition of Investments that do not constitute (i) Investments in any Borrower or any Subsidiary, or (ii) TIF Notes.

(p) Other Investments (except an Investment by any Borrower or any Subsidiary with respect to WFB) if the consideration therefor does not exceed $10,000,000 for any single Investment or $20,000,000 in the aggregate in any fiscal year.

Any Investments under clauses (c), (d), (e) or (f) above must mature within one year of the acquisition thereof by the Borrowers.

2.11 Indebtedness. Section 6.12 of the Credit Agreement is hereby amended in its entirety to read as follows:

Section 6.12 Indebtedness. No Borrower will, nor will permit any Subsidiary to, incur, create, issue, assume or suffer to exist any Indebtedness, except:

(a) The Obligations and the Rate Protection Obligations.

(b) Current Liabilities, other than for borrowed money, incurred in the ordinary course of business.

(c) Indebtedness existing on the date of this Agreement and disclosed on Schedule 6.12 hereto, but not including any extension or refinancing thereof and Indebtedness of WFB for borrowed money from Wells Fargo Bank Nebraska, N.A. not to exceed $20,000,000.

(d) Indebtedness secured by Liens permitted under Section 6.13 hereof.

(e) Indebtedness where the proceeds of such Indebtedness are used to purchase tax increment financing notes, sales tax bonds, or similar bond instruments as allowed pursuant to Section 6.11(1). To the extent that principal and interest proceeds from these Permitted Investments exceed the principal and/or interest of this Permitted Indebtedness, such excess shall be held in escrow until the corresponding Indebtedness is extinguished.

(f) Indebtedness arising from or consisting of deposits into WFB by any Person other than a Borrower or a Subsidiary to the extent such deposits are permitted by WFB’s Articles of Association dated as of November 30, 2000.

(g) Indebtedness consisting of loans between Borrowers.

(h) Contingent Obligations permitted under Section 6.14.

(i) Indebtedness consisting of obligations arising from issuance and sale of notes of Cabela’s in an amount not to exceed $125,000,000 in the aggregate, provided that such obligations are (i)

unsecured, and (ii) subordinate, junior in rank or pari passu with the Obligations.

(j) Other Indebtedness in the aggregate not to exceed $50,000,000.

2.12 Continent Obligations. Section 6.14 of the Credit Agreement is hereby amended in its entirety to read as follows:

Section 6.14 Continent Liabilities. No Borrower will, nor will permit any Subsidiary to, be or become liable on any Contingent Obligations except (a) Contingent Obligations existing on the date of this Agreement and described on Schedule 6.14, (b) Contingent Obligations for the benefit of the Banks or any Rate Protection Providers, or (c) Contingent Obligations with respect to Indebtedness of the Borrowers permitted pursuant to Section 6.12(e).

2.13 Tangible Net Worth. Section 6.15 of the Credit Agreement is hereby amended in its entirety to read as follows:

6.15 Tangible Net Worth. The Borrowers will not permit the Tangible Net Worth as of any Measurement Date to be less than the sum of (i) $150,000,000 plus (ii) fifty percent (50%) of the Borrowers’ and the Subsidiaries’ cumulative consolidated net income as determined in accordance with GAAP for each fiscal year ending after the Closing Date.

2.14 Schedules. Schedules 4.19, 6.6, 6.11, 6.12, 6.13 and 6.14 to the Credit Agreement are each hereby amended in their entireties to read as set forth on Schedules 4.19, 6.6, 6.11, 6.12, 6.13 and 6.14, respectively, attached to this Amendment.

Section 3. Effectiveness of Amendments. The amendments contained in this Amendment shall become effective, and the WFB commitment shall terminate, upon delivery to the Agent of, and compliance by the Borrowers with, the following:

3.1 This Amendment, duly executed by the Borrowers, the Banks and the Agent.

3.2 An amended and restated Revolving Notes in the form attached hereto as Exhibit A, duly executed by the Borrowers and dated the date hereof.

3.3 An amended and restated Term Notes in the form attached hereto as Exhibit B, duly executed by the Borrowers and dated the date hereof.

3.4 An amended and restated Swing Line Note in the form attached hereto as Exhibit C, duly executed by the Borrowers and dated the date hereof.

3.5 A joinder agreement in the form attached hereto as Exhibit D (the “Joinder Agreement”), duly executed by Wild Wings, Lodging and Herter’s and dated the date hereof.

3.6 A certificate of the Secretary or Assistant Secretary of each of Wild Wings, Lodging and Herter’s dated the date hereof and certifying as to the following:

(A) A true and correct copy of the company resolutions of such Borrower authorizing the execution, delivery and performance of the Joinder Agreement, this Amendment and the documents executed in connection herewith (collectively, the “Amendment Documents”);

(B) The incumbency, names, titles and signatures of the officers of such Borrower authorized to execute the Amendment Documents to which such Borrower is a party;

(C) A true and correct copy of the Certificate of Formation of such Borrower, with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its formation as of a date not more than 30 days prior to the date hereof; and

(D) A true and correct copy of the operating agreement for such Borrower.

3.7 A certificate of good standing for each of Wild Wings; Lodging and Herter’s in the jurisdiction of its formation and in each State in which the character of the properties owned or leased by such Borrower or the business conducted by such Borrower makes such qualification necessary, certified by the appropriate governmental officials as of a date not more than 30 days prior to the date hereof.

3.8 A written opinion of Koley Jessen, P.C., a limited liability organization, counsel for the Borrowers, covering matters requested by, and in form and substance satisfactory to, the Agent and its counsel, addressed to the Banks and dated the date hereof, delivered to the Agent in sufficient counterparts for each Bank.

3.9 A certificate or certificates of the Secretary or Assistant Secretary of each Existing Borrower certifying (i) as to a copy of the resolutions of the Board of Directors of such Borrower authorizing the execution, delivery and performance of the Amendment Documents to which such Borrower is a party, (ii) as to the incumbency, names, titles and signatures of the officers of such Borrower authorized to execute the Amendment Documents to which it is a party; (iii) that there has been no amendment to the Articles of Incorporation of such Borrower, a certified copy of each which was delivered to the Agent by such Borrower with a Certificate of the Secretary of such Borrowers dated October 9, 2001, and (iv) that there has been no amendment to the bylaws of such Borrower since a true and accurate copy of the each were delivered to the Agent with a certificate of the Secretary of such Borrower dated October 9, 2001.

3.10 An amended and restated Intercreditor Agreement, in form and substance satisfactory to the Banks, duly executed by each party thereto.

3.11 The Borrowers shall have satisfied such other conditions as reasonably specified by the Agent or counsel to the Agent.

Section 4. Representations; No Default. The Borrowers hereby represent that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct as of such earlier date, and (b) there will exist no Default or Event of Default on such date which has not been waived by the Banks. The Borrowers represent and warrant that the Borrowers have the power and legal right and authority to enter into the Amendment Documents and have duly authorized as appropriate the execution and delivery of the Amendment Documents by proper corporate action, and neither this Amendment, the other Amendment Documents, nor the agreements contained herein or therein contravene or constitute a default under any agreement, instrument or indenture to which a Borrower is a party or a signatory or any provision of a Borrower’s Articles of Incorporation, bylaws or, to the best of the Borrowers’ knowledge, any other agreement or requirement of law. The Borrowers represent and warrant that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrowers of the Amendment Documents or the performance of obligations of the Borrowers described therein. The Borrowers represent and warrant that the Amendment Documents are the legal and binding obligations of the Borrowers, enforceable in accordance with their terms. The Borrowers warrant that no events have taken place and no circumstances exist at the date hereof which would give the Borrowers a basis to assert a defense, offset or counterclaim to any claim of the Banks or the Agent as to any obligations of the Borrowers to the Banks or the Agent.

Section 5. Affirmation, Further References. The Borrowers, the Banks and the Agent each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment.

Section 6. Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes and has merged into it all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment shall control with respect to the specific subjects hereof.

Section 7. Legal Expenses. As provided in Section 9.2 of the Credit Agreement, the Borrowers agree to reimburse the Agent upon demand for all out of pocket expenses (including attorneys’ fees and legal expenses of Dorsey & Whitney LLP, counsel for the Agent) incurred in connection with the negotiation or preparation of this Amendment and the other Amendment Documents negotiated and prepared in connection with this Amendment, and the Borrowers agree to reimburse the Agent upon demand for all other reasonable expenses, including attorneys’ fees incurred as a result of or in connection with the enforcement of the Borrowers’ obligations under the Credit Agreement as amended hereby, including, without limitation, all expenses of collection of any loans made or to be made under the Credit Agreement as amended hereby.

Section 8. Severability. Each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

Section 9. Successors. This Amendment shall be binding upon the Borrowers, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Banks and the Agent and the successors and assigns of the Banks and the Agent.

Section 10. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

Section 11. Counterparts. This Amendment may be executed in several counterparts, all or any of which shall be regarded as one and the same instrument and any party to this Amendment may execute this Amendment by executing a counterpart of this Amendment.

Section 12. Governing Law. The validity, construction and enforceability of this Amendment shall be governed by the internal laws of the State of Minnesota, without regard to conflict of law principles.

[The remainder of this page is left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

CABELA’S INCORPORATED

By:	/s/ David A. Roehr

Title:	Vice President

CABELA’S CATALOG, INC.

By:	/s/ David A. Roehr

Title:	President

CABELA’S PROMOTIONS, INC.

By:	/s/ David A. Roehr

Title:	Vice President

CABELA’S RETAIL, INC.

By:	/s/ David A. Roehr

Title:	Vice President

CABELA’S OUTDOOR ADVENTURES, INC.

By:	/s/ David A. Roehr

Title:	Vice President

CABELAS.COM, INC.

By:	/s/ David A. Roehr

Title:	President

CABELA’S WHOLESALE, INC.

By:	/s/ David A. Roehr

Title:	Vice President

CABELA’S VENTURES, INC.

By:	/s/ David A. Roehr

Title:	President

WILD WINGS, LLC

By:	/s/ David A. Roehr

Title:	Manager

CABELA’S LODGING, LLC

By:	/s/ David A. Roehr

Title:	Manager and President

HERTER’S, LLC

By: Cabela’s Wholesale, Inc., Manager

By:	/s/ David A. Roehr

Title:	Vice President

VAN DYKE SUPPLY COMPANY, INC.

By:	/s/ David A. Roehr

Title:	Secretary and Treasurer

U.S. BANK NATIONAL ASSOCIATION, In its individual corporate capacity and as Agent

By:	/s/ James M. Williams

Its:	Vice President

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Darren Lemkau

Its:	First Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Mark S. Supple

Its:	Vice President

COMERICA BANK

By:	/s/ Timothy O’Rourke

Its:	Vice President

WELLS FARGO BANK NEBRASKA, N.A.

By:	/s/ Bill Weber

Its:	Vice President